NEWS RELEASE

Contact:	Douglas Kessler COO and Head of Acquisitions (972) 490-9600	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376

ASHFORD HOSPITALITY TRUST ORIGINATES $15 MILLION
MEZZANINE LOAN ON BOSTON’S LOGAN AIRPORT EMBASSY SUITES

Transaction Highlights:

t	$15 Million Mezzanine Loan Secured by Interests in new Embassy Suites

t	Expands Mezzanine and First Mortgage Portfolio to $65 Million

t	Pricing at LIBOR +1,025 basis points

DALLAS — (March 22, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on a $15 million mezzanine loan to a joint venture between Congress Group Ventures and The Buccini/Pollin Group on the Embassy Suites-Boston Logan Airport in Boston, Massachusetts.

The loan bears interest at a rate of 1,025 basis points over LIBOR with a 1.75% LIBOR floor and interest only payments for the initial term. Maturing in March 2007, the loan provides for two one-year extension options with 1% extension fees. Ashford received an origination fee of 1%. The mezzanine loan is locked out on prepayment through September 1, 2005, and thereafter may be prepaid without penalty.

Financing on the Embassy Suites-Boston Logan Airport includes a first mortgage of approximately $32 million by Greenwich Capital and the $15 million mezzanine loan originated by Ashford.

The 10-story, 273-suite Embassy Suites opened in February 2003 and is located on Massport property abutting the grounds of Boston’s Logan Airport near the Ted Williams Tunnel entrance. It is also conveniently located one mile from downtown Boston and the new Boston Convention and Exhibition Center, which is expected to be completed in the second quarter of 2004 with 600,000 square feet of meeting space and 193,000 square feet of exhibition space. Developed on a 99-year ground lease, the hotel offers 8,000 square feet of meeting space, features 13 executive Boardroom suites and includes an indoor swimming pool, whirlpool and fitness center as well as complimentary high speed Internet access and airport and subway transportation. PM Hospitality Strategies manages the hotel property.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “Similar to the strategy we have applied with our mezzanine loan purchases, we wanted to ensure that this mezzanine origination enjoyed strong sponsorship, a proven brand and

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14180 Dallas Parkway, 9th Floor, Dallas, TX 75254 Phone: (972) 490-9600

AHT Originates $15 Million Mezzanine Loan

March 22, 2004

conservative underwriting. Congress Group Ventures and The Buccini/Pollin Group are very active, experienced developers and real estate investors with long track records. Their development represents the only upscale, all suite hotel at Logan Airport.”

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Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy; our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-11, as amended (File Number 333-105277), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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